United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road

Xi’an, Shaanxi province, PRC 710065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 30, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of China Green Agriculture, Inc., a Nevada corporation (the “Company”), approved the grant of common stock to certain directors and executive officers of the Company under the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”).

Under the Plan, effective December 30, 2016, the Committee granted a total of 870,000 shares of common stock, vested immediately, being (i) 400,000 shares to Mr. Tao Li, the Company’s Chief Executive Officer; (ii) 200,000 shares to Mr. Zhuoyu “Richard” Li, the Company’s President (iii) 200,000 shares to Mr. Ken Ren, the Company’s Chief Financial Officer, (iv) 30,000 shares to Ms. Yiru Shi, 20,000 shares to Mr. Jianlei Shen and 20,000 shares to Mr. Lianfu Liu, each an independent director of the Company (the “Stock Grants”).

The Stock Grants were made on the terms of the Company’s Form of Stock Grant Agreement and a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

10.1	Form of Stock Grant Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016	CHINA GREEN AGRICULTURE, INC.
(Registrant)

	By:	/s/ Zhuoyu Li
	Name:	Zhuoyu Li
	Title:	President

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